EXHIBIT 99(c)

ANNUAL STATEMENT AS TO COMPLIANCE

HSBC Finance Corporation, successor by merger to

Household Finance Corporation ("HSBC" Finance")

HOUSEHOLD AUTO RECEIVABLES CORPORATION

HOUSEHOLD AUTOMOTIVE TRUST 2004-1

I, Steven H. Smith, Servicing Officer of HSBC Finance (the "Master Servicer"), DO HEREBY CERTIFY, in accordance with Section 4.10 of the Master Sale and Servicing Agreement dated as of July 28, 2004 among Household Automotive Trust 2004-1, as Issuer, Household Auto Receivables Corporation, as Seller, the Master Servicer, Wells Fargo Bank, National Association (as successor by merger to Wells Fargo Bank Minnesota, National Association), as Indenture Trustee, and HSBC Bank USA, National Association, as Administrator, (the "Agreement") that:

1. A review of the activities of the Master Servicer from July 28 through December 31, 2004 and of its performance under the Agreement has been made under my supervision; and

    To the best of my knowledge, based on my review, the Master Servicer has fulfilled all of its material obligations under the Agreement throughout such period. Based on such review, the Master Servicer has, to the best of my knowledge, performed in all material respects its obligations under the Agreement throughout such period and no default in the performance of such obligations has occurred or is continuing except as set forth below.

NONE

IN WITNESS WHEREOF, I have signed this certificate this 1st day of March, 2005.

HSBC Finance Corporation, as Master Servicer

/s/ Steven H. Smith __________________

Steven H. Smith

Servicing Officer

ANNUAL STATEMENT AS TO COMPLIANCE

HSBC Finance Corporation, successor by merger to

Household Finance Corporation ("HSBC" Finance")

HOUSEHOLD AUTO RECEIVABLES CORPORATION

HOUSEHOLD AUTOMOTIVE TRUST 2004-1

I, Steven H. Smith, Servicing Officer of HSBC Finance, as Master Servicer, DO HEREBY CERTIFY, in accordance with Section 3.9 of the Indenture dated as of July 28, 2004 among Household Automotive Trust 2004-1, (the "Issuer") Wells Fargo Bank, National Association (as successor by merger to Wells Fargo Bank Minnesota, National Association), as Indenture Trustee, and HSBC Bank USA, National Association, as Administrator, that:

    A review of the activities of the Issuer from July 28 through December 31, 2004 and of its performance under the Indenture has been made under my supervision; and

    To the best of my knowledge, based on my review, the Issuer has complied with all conditions and covenants under this Indenture and each Series Supplement throughout such period. Based on such review, the Issuer has, to the best of my knowledge, performed in all material respects its obligations under the Indenture throughout such period and no default in the performance of such obligations has occurred or is continuing except as set forth below.

NONE

IN WITNESS WHEREOF, I have signed this certificate this 1st day of March, 2005.

HSBC Finance Corporation, as Master Servicer

/s/ Steven H. Smith __________________

Steven H. Smith

Servicing Officer